                                                                    EXHIBIT 10.2





                                      LEASE



                           TST 555/575 MARKET, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY,

                                    LANDLORD



                                       AND



                           ENGAGE TECHNOLOGIES, INC.,

                             A DELAWARE CORPORATION,

                                     TENANT



                                       FOR



                                575 MARKET STREET

                            SAN FRANCISCO, CALIFORNIA







                                DECEMBER 22, 1999

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                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE 1 BASIC LEASE PROVISIONS..............................................1

ARTICLE 2 PREMISES, TERM, RENT................................................3

ARTICLE 3 USE AND OCCUPANCY...................................................5

ARTICLE 4 CONDITION OF THE PREMISES...........................................5

ARTICLE 5 ALTERATIONS.........................................................5

ARTICLE 6 REPAIRS.............................................................8

ARTICLE 7 INCREASES IN TAXES AND OPERATING EXPENSES...........................9

ARTICLE 8 REQUIREMENTS OF LAW................................................13

ARTICLE 9 SUBORDINATION......................................................15

ARTICLE 10 SERVICES..........................................................17

ARTICLE 11 INSURANCE; PROPERTY LOSS OR DAMAGE................................18

ARTICLE 12 EMINENT DOMAIN....................................................22

ARTICLE 13 ASSIGNMENT AND SUBLETTING.........................................23

ARTICLE 14 ELECTRICITY.......................................................28

ARTICLE 15 ACCESS TO PREMISES................................................29

ARTICLE 16 DEFAULT...........................................................31

ARTICLE 17 LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES.......................34

ARTICLE 18 NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL...............35

ARTICLE 19 END OF TERM.......................................................35

ARTICLE 20 QUIET ENJOYMENT...................................................36

ARTICLE 21 NO SURRENDER; NO WAIVER...........................................36

ARTICLE 22 WAIVER OF TRIAL BY JURY, COUNTERCLAIM.............................36

ARTICLE 23 NOTICES...........................................................37

ARTICLE 24 RULES AND REGULATIONS.............................................37

ARTICLE 25 BROKER............................................................37

ARTICLE 26 INDEMNITY.........................................................38

ARTICLE 27 MISCELLANEOUS.....................................................39

ARTICLE 28 SECURITY DEPOSIT..................................................43

ARTICLE 29 PARKING...........................................................45

                              SCHEDULE OF EXHIBITS
                              --------------------


Exhibit A    Floor Plan

Exhibit B    Definitions

Exhibit C    Workletter

Exhibit D    Design Standards

Exhibit E    Cleaning Specifications

Exhibit F    Rules and Regulations

Exhibit G    Form of Letter of Credit

                                      LEASE


     THIS LEASE is made as of the 22nd day of December, 1999 ("EFFECTIVE DATE"), between TST 555/575 market, l.l.c. ("LANDLORD"), a Delaware limited liability company, and Engage Technologies, Inc. ("TENANT"), a Delaware corporation.

     Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1

                                              BASIC LEASE PROVISIONS

                                      The 5th and 6th floors of the  Building,
BLOCK ONE                             as more  particularly  described on
                                      Exhibit A-1 and A-2 attached hereto.

BLOCK TWO                             The 4th floor of the Building, as more
                                      particularly described on Exhibit A-3
                                      attached hereto.

PREMISES                              Block One and Block Two.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 575 Market Street, San Francisco, California.

REAL PROPERTY                         The Building, together with the plot of
                                      land upon which it stands.

SCHEDULED COMMENCEMENT DATE           December 15, 1999

COMMENCEMENT DATE                     The Effective Date.

SCHEDULED RENT COMMENCEMENT DATE      February 1, 2000
(BLOCK ONE)

RENT COMMENCEMENT DATE (BLOCK ONE)    The earlier to occur of (a) the 46th
                                      calendar day following the Commencement
                                      Date; and (b) the date Tenant physically occupies Block One for purposes of commencing the conducting of its business operations therein.

SCHEDULED RENT COMMENCEMENT DATE      July 15, 2000
(BLOCK TWO)

RENT COMMENCEMENT DATE (BLOCK TWO)    The earlier to occur of (a) the date
                                      Tenant physically occupies Block Two for purposes of commencing the conducting of its business operations therein; and (b)
                                      46 calendar days following the vacation of Block Two by the existing tenant thereof.

EXPIRATION DATE                       July 31, 2005.

TERM The period commencing on the Commencement Date (Block One) and ending on the Expiration Date.

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PERMITTED USES                        Executive and general offices including
                                      computer data and laboratory rooms for the transaction of Tenant's business in keeping with Comparable Buildings.

BASE YEAR                             Calendar year 2000.

TENANT'S PROPORTIONATE SHARE          Block One:        5.0950%
                                      Block Two:        2.5475%
                                      Premises:         7.6425%

AGREED AREA OF BUILDING               458,136 rentable square feet.
                                      Block One:    23,342 rentable square feet
AGREED AREA OF                        Block Two:    11,671 rentable square feet.
PREMISES                              Premises:     35,013 rentable square feet

FIXED RENT                            From the Rent Commencement Date (Block
                                      One) through the day preceding the Rent
                                      Commencement Date (Block Two),
                                      $1,120,416.00 per annum ($93,368.00 per
                                      month) and from the Rent Commencement Date
                                      (Block Two) through the Expiration Date,
                                      $1,680,624.00 ($140,052.00 per month).

ADDITIONAL RENT                       All sums other than Fixed Rent payable by
                                      Tenant to Landlord under this Lease,
                                      including Tenant's Tax Payment, Tenant's
                                      Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT                                  Fixed Rent and Additional Rent,
                                      collectively.

INTEREST RATE                         The lesser of (i) 4% per annum above the
                                      then-current Base Rate, or (ii) the
                                      maximum rate permitted by applicable law.

SECURITY DEPOSIT                      $1,500,000.00 (subject to reduction as
                                      described in Article 28).

TENANT'S ADDRESS FOR NOTICES          Engage Technologies, Inc.
                                      100 Brickstone Square
                                      Andover, Massachusetts  01810
                                      Attn: General Counsel

                                      Copies to:

                                      Hale and Dorr LLP
                                      60 State Street
                                      Boston, Massachusetts  02109
                                      Attn:  Pamela Coravos, Esq.


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

                                      and

                                      CMGI, Inc.
                                      100 Brickstone Square
                                      Andover, Massachusetts  01810

                                      Attn:  General Counsel

LANDLORD'S ADDRESS FOR NOTICES        TST 555/575, L.L.C.
                                      c/o Tishman Speyer Properties, L.P.
                                      520 Madison Avenue, Sixth Floor
                                      New York, New York  10022
                                      Attn:  Chief Financial Officer

                                      Copies to:

                                      TST 555/575 Market, L.L.C.
                                      c/o Tishman Speyer Properties, L.P.
                                      575 Market Street, 20th Floor
                                      San Francisco, California  94105
                                      Attn: Property Manager

                                      and:

                                      Tishman Speyer Properties, L.P.
                                      520 Madison Avenue, Sixth Floor
                                      New York, New York  10022
                                      Attn:  General Counsel

TENANT'S BROKER                       Cushman Realty Corporation and CRF
                                      Partners, Inc.

LANDLORD'S AGENT                      Tishman Speyer Properties, L.P. or any
                                      other person designated at any time and
                                      from time to time by Landlord as
                                      Landlord's Agent and their successors and assigns.

LANDLORD'S CONTRIBUTION (BLOCK ONE)   $350,130.00 ($15.00 per rentable square
                                      foot).

LANDLORD'S CONTRIBUTION (BLOCK TWO)   $233,420.00 ($20.00 per rentable square
                                      foot).

PARKING PRIVILEGES                    3

ALL CAPITALIZED TERMS USED IN THIS LEASE WITHOUT DEFINITION ARE DEFINED IN EXHIBIT B.

                                   ARTICLE 2

                              PREMISES, TERM, RENT

     SECTION 2.1 LEASE OF PREMISES. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to


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Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.

     SECTION 2.2 COMMENCEMENT DATE. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on that date (the "COMMENCEMENT DATE") which is the earlier to occur of (i) the Effective Date or (ii) the date on which Landlord completes the acquisition of title to the Real Property. Immediately following the close of escrow of Landlord's purchase of the Real Property, Landlord shall advise Tenant in writing of the same. Unless sooner terminated or extended as hereinafter provided, the Term shall end on the "EXPIRATION DATE" specified in Article 1. If Landlord does not tender possession of Block One to Tenant on or before the Scheduled Rent Commencement Date (Block One) or Block Two by the Scheduled Rent Commencement Date (Block Two), for any reason whatsoever, Landlord shall not be liable for any damage thereby, and this Lease shall not be void or voidable thereby. . No failure to tender possession of the applicable portion of the Premises to Tenant on or before the Scheduled Rent Commencement Date (Block One) or the Scheduled Rent Commencement Date (Block Two), as the case may be, shall in any way affect any other obligations of Tenant hereunder, provided, however, that Landlord shall use its commercially reasonable efforts to recover possession of Block Two on May 31, 2000, or as soon thereafter as is reasonably feasible (without any obligation to commence any unlawful detainer proceedings against Chevron Corporation). In addition, Landlord covenants and agrees not to amend the lease with Chevron Corporation in order to grant Chevron Corporation the right to remain in possession of Block Two after May 31, 2000. In addition, if Landlord is unable to tender Block Two to Tenant on or before May 31, 2000, but Landlord has other available units of space within the Building (the "TEMPORARY SPACE"), then Landlord may (if Landlord elects to do so in its sole discretion), make such Temporary Space available for Tenant's use and occupancy for a period not to exceed 60 days. If Tenant elects to occupy such Temporary Space, Tenant shall do so on all of the terms and provisions of this Lease (including those with respect to Rent) for such period as Landlord may specify. Landlord shall tender such Temporary Space in its then As-Is condition and shall have no obligation to ready the space for Tenant's use and occupancy. Once the respective Rent Commencement Dates are determined, Landlord and Tenant shall execute an agreement stating the Commencement Date, Rent Commencement Date (Block One), Rent Commencement Date (Block Two) and Expiration Date, but the failure to do so will not affect the determination of such dates. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant first moves Tenant's Property and/or any of its personnel into the Premises, except to the extent that Tenant is authorized in this Lease or by Landlord's agreement to do any of the foregoing without being deemed to have accepted possession of the Premises. \

     SECTION 2.3 PAYMENT OF RENT. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds or by check drawn upon a bank approved by Landlord, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, commencing on the Rent Commencement Date (Block One), and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

     SECTION 2.4 FIRST MONTH'S RENT. Tenant shall pay one month's Fixed Rent applicable to Block One upon the execution of this Lease ("ADVANCE RENT"). If the Rent Commencement Date (Block One) is on the first day of a month, the Advance Rent shall be credited towards the first month's Fixed Rent payment. If the Rent Commencement Date (Block One) is not the first day of a month, then on the Rent Commencement Date (Block One) Tenant shall pay Fixed Rent for the period from the Rent Commencement Date (Block One) through the last day of such month, and the Advance Rent shall be credited towards Fixed Rent for the next succeeding calendar month.

     SECTION 2.5 EARLY ACCESS. Provided that no Tenant Parties unreasonably interfere with Landlord's work in the Premises, Landlord shall allow Tenant access to the Premises to install cabling, furniture and equipment which shall not be deemed acceptance of possession for purposes of


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     Section 2.2. Before Tenant's entry into the Premises as permitted hereunder, Tenant shall submit a schedule to Landlord (and Landlord's contractor, if so requested by Landlord), for their reasonable approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify and protect and defend Landlord against any loss or damage to the Premises and against injury to any person caused by Tenant's actions as a result of such entry.

                                    ARTICLE 3

                                USE AND OCCUPANCY

                  Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

                                    ARTICLE 4

                            CONDITION OF THE PREMISES

                  Tenant has inspected the Premises and agrees (a) to accept possession of each portion of the Premises in the condition existing on the respective Rent Commencement Date "as is", but subject to Landlord's obligation to maintain the Premises as expressly provided herein, (b) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (c) except for Landlord's Contribution described in Exhibit "C" attached hereto, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant's occupancy. Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease. Tenant agrees and acknowledges that it shall be responsible, at its sole cost and expense, for ensuring that the core hardware to be installed on all doors within the Premises by Tenant shall be Building Standard lever-type where required by the Americans With Disabilities Act of 1990 (the "ADA") and for bringing the Block Two toilet rooms into compliance with the ADA.

                                   ARTICLE 5

                                   ALTERATIONS

     SECTION 5.1 TENANT'S ALTERATIONS. (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, "ALTERATIONS") other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, "DECORATIVE ALTERATIONS"), without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed so long as such Alterations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement.

                (b) PLANS AND SPECIFICATIONS. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its written approval, detailed plans and specifications ("PLANS") of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting


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any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder's Risk coverage (as described in Article
11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's Agent any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant's ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Tenant shall give Landlord not less than 5 Business Days' notice prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration.

                 (c) GOVERNMENTAL APPROVALS. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with "as-built" Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.

     SECTION 5.2 MANNER AND QUALITY OF ALTERATIONS. All Alterations shall be performed (a) in a good and workmanlike manner and materially free from defects,
(b) substantially in accordance with the Plans, and by contractors approved by Landlord, and (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien or other encumbrance.

     SECTION 5.3 REMOVAL OF TENANT'S PROPERTY. Tenant's Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant's expense, remove any Specialty Alteration designated in writing by Landlord to be removed at the time consent thereto was granted and close up any slab penetrations in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Specialty Alterations or Tenant's Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord, within 30 days of delivery of an invoice therefor, for Landlord's cost of repairing and restoring such damage. Any Above Building Standard Installations (as hereinafter defined) or Tenant's Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's cost and without accountability to Tenant. Tenant shall not be required to remove any of the Improvements or any subsequent Alterations unless, in either case, the same constitute Specialty Alterations which Landlord advises Tenant in writing must be removed at the time consent thereto was granted. If requested by Tenant prior to the installation of any component of the Improvements or of any Alterations, Landlord will notify Tenant in writing whether (i) any such component of the Improvements or any such Alterations, or any material component thereof (including, without limitation, any oversized or exposed conduit) not expressly included within the definition of Specialty Alterations is considered by Landlord to be such and (ii) Landlord will waive any requirement that Tenant remove the same upon the expiration or earlier termination of this Lease.


     SECTION 5.4 MECHANIC'S LIENS. Tenant, at its expense, shall discharge any lien or charge filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 days after


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Tenant's receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

     SECTION 5.5 LABOR RELATIONS. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord's reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

     SECTION 5.6 TENANT'S COSTS. Tenant shall pay to Landlord, within 30 days of demand therefor, all out-of-pocket costs actually incurred by Landlord in connection with Tenant's Alterations, including costs incurred in connection with (a) Landlord's review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant's Alterations. In addition, if Tenant's Alterations (exclusive of Decorative Alterations and the installation of furniture, fixtures and equipment, data wiring and computer equipment) cost more than $25,000.00, Tenant shall pay to Landlord, within 30 days of demand therefor, an administrative fee in an amount equal to 5% of the total cost of such Alterations.

     SECTION 5.7 TENANT'S EQUIPMENT. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, "EQUIPMENT") into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.


     SECTION 5.8 LEGAL COMPLIANCE. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord's representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord's approval of any Plans, or Landlord's consent to Tenant's performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements. SECTION 5.9 FLOOR LOAD. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot "live load". Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

                                   ARTICLE 6

                                     REPAIRS

     SECTION 6.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, (ii) the Common Areas and (iii) the toilet rooms located within the Premises (other than any executive restrooms installed by Tenant), in conformance with standards applicable to Comparable Buildings and in compliance with all Requirements.


     SECTION 6.2 TENANT'S REPAIR AND MAINTENANCE. Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises (including the toilet rooms and elevator lobbies) and the fixtures, equipment and/or and appurtenances therein other than the Building Systems (collectively, "BUILDING FIXTURES") as and when needed to preserve the Premises


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

in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible. All damage to the Building or to any portion thereof, or to any Building Fixtures requiring structural or nonstructural repair caused by or resulting from the negligence or willful misconduct or improper conduct of or the moving of Tenant's Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant's expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials. If Tenant fails after 10 days' notice (or such shorter period as may be required in an emergency) to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may make such repairs and all costs and expenses incurred by Landlord on account thereof, plus interest thereon at the Interest Rate, shall be paid by Tenant within 10 days after delivery of an invoice therefor.

     SECTION 6.3 INTERRUPTIONS DUE TO REPAIRS. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems (collectively, "RESTORATIVE WORK"), as Landlord deems necessary or desirable, provided that in no event shall the level of any Building service decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work). Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work. Notwithstanding any contrary provision of this Lease, if Tenant is prevented from using for the conduct of its business, and does not use for the conduct of its business, the Premises or any material portion thereof, for fifteen (15) consecutive Business Days (the "ELIGIBILITY PERIOD") as a result of (i) any construction, repair, maintenance or alteration performed by Landlord after the Commencement Date and not necessitated by the negligence or willful misconduct of any Tenant Party, or (ii) the failure in any material respect of Landlord or its agents or contractors to provide to the Premises any of the utilities and services required to be provided under this Lease (including Articles 10 and 14 below) and not caused by the negligence or willful misconduct of any Tenant Party or otherwise due to the occurrence of a casualty or condemnation, or (iii) any failure to provide access to the Premises and not caused by the negligence or willful misconduct of any Tenant Party or otherwise due to the occurrence of a casualty or condemnation, then, in any and all such events, Tenant's obligation to pay Fixed Rent, Tenant's Operating Payment and Tenant's Tax Payment shall be abated or reduced, as the case may be, from and after the first
(1st) day following the last day of the Eligibility Period and continuing for such time that Tenant continues to be so prevented from using for the conduct of its business, and does not so use for the conduct of its business, the Premises or a material portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not so use, bears to the total rentable square feet of the Premises.

                                    ARTICLE 7

                    INCREASES IN TAXES AND OPERATING EXPENSES

     SECTION 7.1 DEFINITIONS. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

                 (a) "ASSESSED VALUATION" shall mean the amount for which the Real Property is assessed by the County Assessor of the City and County of San Francisco for the purpose of imposition of Taxes.


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

                 (b) "BASE OPERATING EXPENSES" shall mean the Operating Expenses for the Base Year.

                 (c) "BASE TAXES" shall mean the Taxes payable on account of the Base Year.

                 (d) "COMPARISON YEAR" shall mean any calendar year commencing subsequent to the Base Year.

                 (e) "OPERATING EXPENSES" shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including capital improvements only if such capital improvement either (i) is reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement) provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (ii) is made during any Comparison Year in compliance with Requirements enacted or imposed after the Effective Date (including the interpretation, amendment or modification after the Effective Date of Requirements enacted or imposed prior to the Effective Date). Such capital improvements shall be amortized (with interest at the Base Rate) on a straight-line basis over such period as Landlord shall reasonably determine, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than 95% of the Building rentable area is occupied by tenants at any time during any such Base Year or Comparison Year, Operating Expenses shall be determined for such Base Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout such Base Year or Comparison Year. Tenant understands and acknowledges that, from time to time during the Term, the Building may be operated by Landlord as part of a larger office complex, comprising the Building, the Plaza and Common Areas adjacent to the Building and that certain other office building commonly known as 555 Market Street ("555 Market"). For purposes of this Article 7, the Building and 555 Market are sometimes hereinafter jointly referred to as the "Project." Landlord shall have the right, from time to time during the Term, to operate the Project in an integrated fashion, and to include within Operating Expenses and Real Property Taxes the amount of Operating Expenses and Real Property Taxes paid or incurred by Landlord with respect to the Project. During such periods of time as Landlord so elects, "Base Year Operating Expenses" and "Base Year Taxes" shall be deemed to mean Operating Expenses and Real Estate Taxes incurred by Landlord for the Project during the Base Year, and "Tenant's Percentage Share" shall mean the product of (a) the Rentable Area of the Premises, and (b) a fraction, the numerator of which is one and the denominator of which is the Rentable Area of the Project. In addition, during such periods of time as Landlord does not elect to determine Operating Expenses and Real Property Taxes on a Project-wide basis, Operating Expenses and Real Estate Taxes for the Building shall include a reasonable allocation of such costs and expenses as Landlord may incur in the maintenance, operation, administration and repair of the Common Areas servicing the Project.

                 (f) "STATEMENT" shall mean a statement containing a comparison of (i) the Taxes payable for the Base Year and for any Comparison Year, or (ii) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.

                 (g) "TAXES" shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property; provided that Landlord's determination to prosecute such contest is reasonable under the prevailing circumstances as measured by the reasonably anticipated cost and Landlord's determination of the reasonable scope of potential savings). Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, or (y) any franchise, net income, excess profits, gift, capital stock, inheritance, succession or estate taxes imposed upon Landlord. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

     SECTION 7.2 TENANT'S TAX PAYMENT. (a) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("TENANT'S TAX PAYMENT"). On or about the start of each Comparison Year, Landlord shall furnish to Tenant a Statement of the Taxes. Tenant shall pay Tenant's Tax Payment to Landlord, in monthly installments, on the first day of each month during each Comparison Year, an amount equal to 1/12 of Tenant's Tax Payment due for each Comparison Year. If there is any increase or decrease in Taxes payable for any Comparison Year, whether levied during or after such Comparison Year, Landlord may furnish a revised Statement for such Comparison Year, Tenant's Tax Payment for such Comparison Year shall be adjusted and, within 30 days after delivery of such revised Statement (a) with respect to any increase in Taxes payable for such Comparison Year, Tenant shall pay such increase in Tenant's Tax Payment to Landlord, or (b) with respect to any decrease in Taxes payable for such Comparison Year, Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Rent payable by Tenant.

                 (b) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord's consent shall constitute an Event of Default. If the Taxes payable for the Base Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant's Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 30 days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund and not otherwise included within Taxes, which amount shall not exceed Tenant's Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.


                 (c) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall pay such amounts to Landlord, within 30 days of Landlord's demand therefor.

     SECTION 7.3 TENANT'S OPERATING PAYMENT. (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("TENANT'S OPERATING PAYMENT"). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Comparison Year (the "ESTIMATE"). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of Landlord's estimate of Tenant's Operating Payment for such Comparison Year. If Landlord furnishes an Estimate for a Comparison Year subsequent to the commencement thereof, then (a) until the 1st day of the month following the month in which the Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (b) promptly after the Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant's Operating Payment to be made for such Comparison Year in accordance with the Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 Business Days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (c) on the 1st day of the month following the month in which the Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of Tenant's Operating Payment shown on the Estimate.

                 (b) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant's Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement shows that the sums so paid by Tenant were less than Tenant's Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 10 Business Days after delivery of the Statement to Tenant.

     SECTION 7.4 NON-WAIVER; DISPUTES. (a) Landlord's failure to render any Statement on a timely basis with respect to any Comparison Year within 3 years of the end thereof shall not prejudice Landlord's right to thereafter render a Statement with respect to such Comparison Year prior to the expiration of such 3 year period or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord's right to thereafter render a corrected Statement for that Comparison Year within 3 years of the end thereof.

                 (b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant's right to dispute such Statement, and (ii) within 90 days after such Statement is sent, sends a notice to Landlord objecting to such Statement and specifying the reasons therefor. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within 30 days following such notice of objection, either party may refer the issues raised to one of the "Big Five" public accounting firms selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than 5% for such Comparison Year, in which case Landlord shall pay such fees and expenses.

     SECTION 7.5 FINAL YEAR OF TERM. If the Expiration Date occurs on a date other than December 31st, any Additional Rent under this Article 7 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be paid or adjusted within thirty (30) days after submission of the Statement.

     SECTION 7.6 NO REDUCTION IN RENT. In no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Base Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.

     SECTION 7.7 COMPUTATION OF OPERATING EXPENSES. Operating Expenses shall be computed in accordance with the following general principles:

                 (a) RECOVERY LIMITED TO ACTUAL COSTS. In no event shall Tenant pay more during any calendar year than one hundred percent (100%) of Tenant's Proportionate Share of the actual increase in Operating Expenses incurred by Landlord during such calendar year, as adjusted pursuant to Section 7.1(e), and Landlord shall not recover the cost of any items more than once;

                 (b) ARM'S LENGTH. All services rendered to and materials supplied to the Building shall be rendered or supplied at a cost comparable to those charged in arm's-length transactions for similar services or materials rendered or supplied for similar purposes to Comparable Buildings;

                 (c) ACCOUNTING POLICIES. The accrual basis of accounting used in determining Base Year Direct Expenses shall be consistently applied in determining Operating Expenses in subsequent calendar years; and

                 (d) ASSESSMENTS. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included in Operating Expenses except in the year in which the assessment or premium installment is due actually paid; provided, however, that if the prevailing practice in other Comparable Buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord; in no event, however, shall Landlord include any accrued interest (resulting from such assessments or premiums) in its computation of Operating Expenses.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

     SECTION 8.1 COMPLIANCE WITH REQUIREMENTS.

                 (a) TENANT'S COMPLIANCE. Tenant, at its expense, shall comply with all Requirements applicable to the Premises; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building or alterations to the Building Systems or to the Common Areas unless the application of such Requirements arises from (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any such repairs or alterations shall be made at Tenant's expense by Tenant (1) in compliance with
Article 5 if such repairs or alterations are nonstructural and do not affect any Building System, or (2) by Landlord if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt written notice thereof.

                 (b) HAZARDOUS MATERIALS. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in any manner not permitted by any Requirements, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building (exclusive of the accidental release by any Tenant Parties of any Hazardous Materials not introduced to the Premises by a Tenant Party and as to which such Tenant Party has no knowledge of the presence thereof). Nothing herein shall be deemed to prevent Tenant's use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time in accordance with Section 15.1. Landlord hereby represents to Tenant that to Landlord's current actual knowledge, the Building does not contain any asbestos or asbestos-containing building materials (ACBM).

                 (c) LANDLORD'S COMPLIANCE. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building which are not the obligation of Tenant, to the extent that non-compliance would unreasonably impair Tenant's use and occupancy of the Premises for the Permitted Use. In addition, Landlord shall be responsible, at its sole cost and expense, for performing any alterations necessary to bring the toilet rooms in Block One into compliance with the provisions of the Americans with Disabilities applicable as of the Effective Date.

                 (d) LANDLORD'S INSURANCE. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord's insurance companies' refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant.

     SECTION 8.2 FIRE AND LIFE SAFETY. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant's business, any Alterations performed by Tenant or the location of the partitions, Tenant's Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense.

                                    ARTICLE 9

                                  SUBORDINATION

     SECTION 9.1 SUBORDINATION AND ATTORNMENT. (a) This Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale; provided such parties agree to recognize Tenant's interest in this Lease so long as no Event of Default then exists.

                 (b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section
9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request evidencing such attornment, and containing such commercially reasonable terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant's obligations or materially and adversely affect Tenant's rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be

                    (i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission);

                    (ii) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord;

                    (iii) bound by any prepayment of more than one month's Rent to any prior landlord;

                    (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest;

                    (v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

                    (vi) bound by any modification, amendment or renewal of this Lease made without successor landlord's consent;

                    (vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

                    (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

                 (c) Tenant shall from time to time within 10 Business Days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to effectuate any subordination.

     SECTION 9.2 MORTGAGE OR SUPERIOR LEASE DEFAULTS. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease.

     SECTION 9.3 TENANT'S TERMINATION RIGHT. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or

Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy and such remedy is effected within the later to occur of (x) 90 days or (y) 30 days after such Lessor or Mortgagee obtains possession of the Real Property if such possession is reasonably required to effect such cure.

     SECTION 9.4 PROVISIONS. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

     SECTION 9.5 NON-DISTURBANCE AGREEMENTS. Landlord hereby agrees to use reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement (an "SNDA") from all existing Mortgagees and Lessors, in the standard form customarily employed by such Mortgagee and/or Lessor, provided that Landlord shall have no liability to Tenant in the event that it is unable to obtain any such agreements. Tenant shall reimburse Landlord, within 30 days after demand therefor, for Landlord's out-of-pocket costs, including reasonable attorney's fees and disbursements, incurred in connection with such efforts. As a condition to Tenant's agreement hereunder to subordinate Tenant's interest in this Lease to any future Mortgage and/or any Superior Lease made between Landlord and such Mortgagee and/or Lessor, Landlord shall obtain from each Mortgagee or Lessor an agreement, in recordable form and in the standard form customarily employed by such Mortgagee or Lessor, pursuant to which such Mortgagee or Lessor shall agree that if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Mortgagee may take to foreclose any such Mortgage, or which such Lessor shall take to terminate such Superior Lease, as applicable, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease, except as otherwise provided in Section 9.1(b) hereof (any such agreement, a "Non-Disturbance Agreement").

                                   ARTICLE 10

                                    SERVICES

     SECTION 10.1 ACCESS TO THE PREMISES; ELEVATORS. Landlord shall provide access to the Premises and passenger and freight elevator service to the Premises 24 hours per day, 7 days per week; provided, however, Landlord may reasonably limit elevator service during times other than Ordinary Business Hours.

     SECTION 10.2 HEATING. VENTILATION AND AIR CONDITIONING. Landlord shall furnish to the Premises heating, ventilation and air-conditioning ("HVAC") in accordance with the Design Standards set forth in EXHIBIT D during Ordinary Business Hours. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, "MECHANICAL INSTALLATIONS"), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord's access thereto or the moving of Landlord's equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or
(ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant other than as constructed pursuant to (A) the Final Plans (as such term is defined in the Workletter), or (B) plans and specifications for Alterations proposed by Tenant which are approved by Landlord and where such approval is not conditioned upon the installation of supplemental HVAC Equipment. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

     SECTION 10.3 OVERTIME FREIGHT ELEVATORS AND HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises during any periods other than Ordinary Business Hours ("OVERTIME PERIODS"). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator or HVAC service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates for such services in the Building.

     SECTION 10.4 CLEANING. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages) to be cleaned, substantially in accordance with the standards set forth in EXHIBIT E. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, computer rooms, mail rooms and trading floors shall be cleaned, at Tenant's expense, by Landlord's cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord's cleaning contractor and its employees shall have access to the Premises at all times except during Ordinary Business Hours.

     SECTION 10.5 WATER. Landlord shall provide water in the core lavatories on each floor of the Building and to the pantries within the Premises; provided that the cost of installing any water lines to such pantries and the cost of acquiring and installing any necessary hot water boosters, shall be solely for the account of Tenant. If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

     SECTION 10.6 REFUSE REMOVAL. Landlord shall provide refuse removal services at the Building. Tenant shall pay to Landlord, within 10 Business Days after delivery of an invoice therefor, Landlord's reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord's reasonable charge for such removal.

     SECTION 10.7 TELECOMMUNICATIONS RISER CAPACITY. Landlord shall make available to Tenant for its non-exclusive use reasonably sufficient telecommunication riser access at a riser terminating at the telecommunications closets located on each floor of the Premises. The riser provided to Tenant shall provide reasonably sufficient access to allow Tenant to bring T1/T3 lines to the Premises. Tenant shall be responsible, at its sole cost and expense (including the cost of installing any required conduits) of installing such T1/T3 lines.

     SECTION 10.8 DIRECTORY. Within a reasonable time following the Commencement Date (Block One), which may not be until March 31, 2000, Landlord shall install in the lobby a computerized directory wherein the Building's tenants shall be listed with a capacity for up to 25 listings per floor for Tenant (including its operating divisions, including Internet Profiles Corporation ("I/PRO") and others permitted to occupy the Premises hereunder. Until such time as the computerized directory is so installed, Landlord shall identify Tenant's presence within the Building through other reasonable means. Tenant shall be entitled to a proportionate share of such listings. From time to time, but not more frequently than monthly, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request.

     SECTION 10.9 SERVICE INTERRUPTIONS. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord's reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to restore such service, remedy such situation and minimize any interference with Tenant's business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise.

                                   ARTICLE 11

                       INSURANCE; PROPERTY LOSS OR DAMAGE

     SECTION 11.1 TENANT'S INSURANCE. (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

                    (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord's Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the "INSURED PARTIES"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 26. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000.00; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. The deductible or self insured retention for such policy shall not exceed $10,000.00;

                    (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies with extended coverage, insuring Tenant's Property and all Alterations and improvements to the Premises (including the Improvements constructed pursuant to the Workletter) to the extent such Alterations and improvements exceed the cost of the Improvements typically performed in connection with the initial occupancy of general office tenants in Comparable Buildings ("Building Standard Installations"), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, as reasonably determined by Landlord;

                    (iii) during the performance of any Alteration, until completion thereof, Builder's Risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

                    (iv)  Workers' Compensation Insurance, as required by law;

                    (v)   Business Interruption Insurance; and

                    (vi) such other insurance in such amounts as the Insured Parties may reasonably require from time to time.

                 (b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days' prior notice of the same, by certified mail, return receipt requested, and
(ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of California and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

                 (c) On or prior to the Commencement Date (Block One), Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of such policy. In lieu of the policy of insurance required to be delivered to Landlord pursuant to this
Article 11 (the "POLICY"), Tenant may deliver to Landlord a certification from Tenant's insurance company (on the form currently designated "Acord 27", or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to the Insured Parties all the rights and privileges afforded under the Policy as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination or change to the Policy that would affect the interest of any of the Insured Parties.

     SECTION 11.2 WAIVER OF SUBROGATION. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant's Property, and (iii) any loss suffered by Tenant due to interruption of Tenant's business.

     SECTION 11.3 RESTORATION. (a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage (or to such other condition as Tenant may prescribe which is reasonably acceptable to Landlord, but in no event less than restoring Building Standard Installations) , subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant's Property or (ii) except as provided in Section 11.3(b), any Above Building Standard Installations. So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant timely delivers to Landlord either Tenant's Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant's Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible ) and is not used by Tenant bears to the total area of the Premises.

                 (b) As a condition precedent to Landlord's obligation to repair or restore any Above Building Standard Installations, Tenant shall (i) pay to Landlord within 30 days of written demand a sum ("Tenant's Restoration Payment") equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and improvements in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the premises with Building Standard Installations, or (ii) furnish to Landlord security (the "Restoration Security") in form and amount reasonably acceptable to Landlord to secure Tenant's obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. To the extent practicable, the Restoration Security may be converted to cash and utilized to fund Tenant's obligation for Tenant's Above Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant's Restoration Payment or the Restoration Security, as applicable, or (2) a written waiver by Tenant, in form satisfactory to Landlord, of all of Landlord's obligations to repair or restore any of the Above Building Standard Installations, in either case within 30 days after Landlord's demand therefore, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant's abatement of Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall cease when the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Complete.

     SECTION 11.4 LANDLORD'S TERMINATION RIGHT. Notwithstanding anything to the contrary contained in Section 11.3, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant's liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

     SECTION 11.5 TENANT'S TERMINATION RIGHT. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "RESTORATION NOTICE") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the "TERMINATION NOTICE") to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4.

     SECTION 11.6 FINAL 18 MONTHS. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.6, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue for more than 90 days.

     SECTION 11.7 LANDLORD'S LIABILITY. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 5). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration.

     SECTION 11.8 LANDLORD'S INSURANCE. Landlord shall, from and after the Effective Date and until the Expiration Date, maintain in effect the following insurance: (i) fire and "all risk" insurance providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered by "all risk" policies in the area of the Building, covering the Building (excluding the property required to be insured by Tenant pursuant to Section 11.1) in an amount not less than ninety-five percent (95%) of the full replacement value (less commercially reasonable deductibles which as of the Effective Date is Twenty-Five Thousand Dollars ($25,000.00) but is subject to periodic change over the Term) of the Building excluding foundations, footings and other below-grade structural elements; and (ii) commercial general liability insurance or the equivalent in the amount of at least Five Million Dollars ($5,000,000.00), against claims of bodily injury, personal injury or property damage arising out of Landlord's operations, assumed liabilities, contractual liabilities, or use of the Building and Common Areas. Such insurance may be carried under blanket or umbrella insurance policies. Upon written request from Tenant, but no more than one (1) time during any calendar year, Landlord shall provide Tenant with evidence that Landlord is carrying the insurance Landlord is required to maintain pursuant to this Section 11.8

                                   ARTICLE 12

                                 EMINENT DOMAIN

     SECTION 12.1 TAKING. (a) TOTAL TAKING. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a "TAKING"), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.

                 (b) PARTIAL TAKING. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date that is the earlier of Tenant's deprivation of use or the date of the vesting of title, Fixed Rent and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

                 (c) LANDLORD'S TERMINATION RIGHT. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a material portion of the Real Property, the Building or the Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building.

                 (d) TENANT'S TERMINATION RIGHT. If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant's Property and any Above Building Standard Installations.

                 (e) APPORTIONMENT OF RENT. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

     SECTION 12.2 AWARDS. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant's Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

     SECTION 12.3 TEMPORARY TAKING. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

     SECTION 13.1 CONSENT REQUIREMENTS.

                 (a) NO ASSIGNMENT OR SUBLETTING. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

                 (b) COLLECTION OF RENT. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

                 (c) FURTHER ASSIGNMENT/SUBLETTING. Landlord's consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

     SECTION 13.2 TENANT'S NOTICE. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord of the right, at Landlord's option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the "PARTIAL SPACE"), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of two (2) full floors or more of the Premises, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after delivery of Tenant's notice. If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant. Tenant shall pay all costs to make the Partial Space a self-contained rental unit.

     SECTION 13.3 CONDITIONS TO ASSIGNMENT/SUBLETTING. (a) If Landlord does not exercise its termination option provided under Section 13.2, and provided that no Event of Default then exists, Landlord's consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied as soon as practicable and in no case more than 30 days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant ("TRANSFEREE"), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, and (iii) any other information Landlord may reasonably request, provided that:

                    (A) in Landlord's reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

                    (B) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

                    (C) if Landlord has, or reasonably expects to have within 2 months thereafter, comparable space available in the Building (it being understood that floors 17 through 40 are not comparable space), neither the Transferee nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building;

                    (D) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior 6 months negotiating in connection with the rental of space in the Building;

                    (E) there shall be not more than 2 subtenants in each floor of the Premises;

                    (F) the aggregate consideration to be paid by the Transferee under the terms of the proposed sublease shall not be less than 90% of the fixed rent at which Landlord is then offering to lease other space in the Building (the "MARKET SUB-RENT") determined as though the Premises were vacant and taking into account (1) the length of the term of the proposed sublease, (2) any rent concessions granted to Transferee, and (3) the cost of any Alterations being performed for the Transferee;

                    (G) Tenant shall, within 30 days of demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent;

                    (H) Tenant shall not list the Premises to be sublet or assigned with a broker, agent or other entity or otherwise offer the Premises for subletting at a rental rate less than the Market Sub-rent; and

                    (I) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and County of San Francisco and State of California.


                 (b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

                    (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

                    (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date;

                    (iii) except as otherwise provided in Section 13.7, no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.3(a);

                    (iv) if an Event of Default occurs prior to the effective date of such assignment or subletting and is continuing and yet uncured on the date that would otherwise be such effective date, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and any such deemed unconsented to assignment or subletting shall constitute a further Event of Default hereunder; and

                    (v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's rent, (D) bound to return such Transferee's security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 13.3(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

     SECTION 13.4 BINDING ON TENANT; INDEMNIFICATION OF LANDLORD. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

     SECTION 13.5 TENANT'S FAILURE TO COMPLETE. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 13.2 before assigning this Lease or subletting all or part of the Premises.

     SECTION 13.6 PROFITS. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord's consent to such assignment or sublease, deliver to Landlord a list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and any actual costs incurred by Tenant in separately demising the subleased space (collectively, "TRANSACTION COSTS"), together with a list of all of Tenant's Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

                 (a) In the case of an assignment, as and when paid, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property, less, in the case of a sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or

                 (b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property, less, in the case of the sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

     SECTION 13.7 TRANSFERS. (a) RELATED ENTITIES. Sections 13.1, 13.2 or 13.3(a) do not apply to Section 13.7 Transfers. If Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 13.7 the term "transfers" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the Effective Date. If Tenant is a limited liability company, partnership, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Sections 13.1, 13.2 or 13.3(a) shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) either the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, or if Engage Technologies, Inc. is the surviving entity and subsequent to such transaction the financial condition of Tenant will not be materially impaired, and (iii) proof satisfactory to Landlord of


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

such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction. Tenant may also, upon prior notice to Landlord, permit any corporation or other business entity which controls, is controlled by, or is under common control with the original Tenant (a "RELATED CORPORATION") to sublet all or part of the Premises for the Permitted Uses, provided the Related Corporation is in Landlord's reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Corporation. For so long as I/PRO is a Related Corporation, Landlord hereby consents to I/PRO's use and occupancy of the Premises. Such sublease shall not be deemed to vest in any such Related Corporation any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50% of all of the voting stock of such corporation or not less than 50% of all of the legal and equitable interest in any other business entity if Tenant is not a corporation. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord's consent pursuant to this Section 13.7 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant's interest in this Lease in a transaction approved by Landlord pursuant to this Section 13.7.

                 (b) APPLICABILITY. The limitations set forth in this Section
13.7 shall apply to Transferee(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.7 shall be a transfer in violation of Section 13.1.

                 (c) MODIFICATIONS, TAKEOVER AGREEMENTS. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of
Section 13.1 hereof.

     SECTION 13.8 ASSUMPTION OF OBLIGATIONS. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant's obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of
Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers subject to the rights afforded by Section 13.7.

     SECTION 13.9 TENANT'S LIABILITY. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

     SECTION 13.10 LISTINGS IN BUILDING DIRECTORY. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

     SECTION 13.11 LEASE DISAFFIRMANCE OR REJECTION. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the

Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

                                   ARTICLE 14

                                   ELECTRICITY

     SECTION 14.1 ELECTRICITY. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall make or cause to be made, customary arrangements with public utilities and/or public agencies to furnish electric current to the Premises for Tenant's use in accordance with the Design Standards. If Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric current (including overhead fluorescent fixtures) in excess of .60 kilowatt hours per square foot of usable area in the Premises per month ("EXCESS ELECTRICAL USAGE"), then Landlord shall have the right to charge Tenant an amount equal to Landlord's reasonable estimate of Tenant's Excess Electrical Usage, and either Landlord or Tenant shall have the further right to install an electric current meter, sub-meter or check meter in the Premises (a "METER") to measure the amount of electric current consumed in the Premises. The cost of such Meter special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its Excess Electrical Usage at the Premises, plus Landlord's charge equal to 10% of Tenant's Excess Electrical Usage for Landlord's costs of maintaining, repairing and reading such Meter. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith.

     SECTION 14.2 EXCESS ELECTRICITY. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord reasonably determines that Tenant's electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, "ELECTRICAL EQUIPMENT"), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant's need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant's expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage or injury to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within 30 days after the rendition of a bill therefor.

     SECTION 14.3 SERVICE DISRUPTION. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord, nor shall there be any abatement of Rent or allowance to Tenant for diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service.

                                   ARTICLE 15

                               ACCESS TO PREMISES

     SECTION 15.1 LANDLORD'S ACCESS. (a) Landlord, Landlord's agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 15.

                 (b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or tenants and their respective agents and representatives or others, to perform Restorative Work to the Premises or the Building, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such Restorative Work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible and shall be subject to the provisions of Section 15.4 below.

                 (c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems; Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

     SECTION 15.2 ALTERATIONS TO BUILDING. Landlord has the right at any time to
(a) change the name, number or designation by which the Building is commonly known, and (b) alter the Building to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not materially and adversely affect Tenant's access to the Premises.

     SECTION 15.3 LIGHT AND AIR. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereinafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

     SECTION 15.4 TENANT'S SECURITY REQUIREMENTS. Landlord acknowledges that Tenant has advised Landlord that Tenant's business at the Premises involves sensitive information and operations and that Tenant has security requirements to protect such information and operations. Landlord and any person entering the Premises with, at the direction of or under the authority of, Landlord shall, subject to Tenant's compliance with its obligations pursuant to this Section 15.4, follow Tenant's commercially reasonable security requirements, which include the requirement that all persons entering the Premises be attended by a representative of Tenant, Tenant shall make a representative available upon 24-hours prior telephone notice by Landlord. Tenant acknowledges that to the extent Tenant does not facilitate Landlord's access to the Premises or certain portions thereof, Landlord shall be absolved from the obligation to perform any services within such portion of the Premises including cleaning services. In the event of an emergency that could cause damage to health, safety or property Landlord shall use good faith efforts to follow Tenant's security requirements and in such event Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so).

                                   ARTICLE 16

                                     DEFAULT

     SECTION 16.1 TENANT'S DEFAULTS. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

                 (a) Tenant fails to pay when due any installment of Fixed Rent (including any recurring payments of Tenant's Operating Payment or Tax Payment) and such default shall continue for 5 Business Days after notice of such default is given to Tenant, except that if Landlord shall have given one such notice of default in the payment of Fixed Rent in any 12 month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Fixed Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of Fixed Rent within such 12 month period after giving one such notice shall constitute an Event of Default; or

                 (b) Tenant fails to make any other payment of Rent within the period required by any provision of this Lease and such failure continues for 10 days following receipt of notice from Landlord;

                 (c) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days or as soon thereafter as is commercially practicable unless Tenant's failure to cure such defaults within such 90 day period would constitute a default under any Mortgage or Superior Lease; or

                 (d) if Landlord applies or retains any part of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as hereinafter defined), if applicable, within 5 days after notice by Landlord to Tenant stating the amount applied or retained.

     SECTION 16.2 LANDLORD'S REMEDIES. (a) Upon the occurrence of an Event of Default, Landlord, at its option, and without limiting the exercise of any other right or remedy Landlord may have on account of such Event of Default, and without any further demand or notice, may give to Tenant 3 days' notice of termination of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such 3 day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 16, and/or, to the extent permitted by law, Landlord may remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or other commercially reasonable location at the risk, expense and for the account of Tenant.

                 (b) If Landlord elects to terminate this Lease, pursuant to
Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:

                    (i) The worth at the time of award of the unpaid Rent and charges equivalent to Rent earned as of the date of the termination hereof;

                    (ii) The worth at the time of award of the amount by which the unpaid Rent and charges equivalent to Rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                    (iii) The worth at the time of award of the amount by which the unpaid Rent and charges equivalent to Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                    (iv) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

                    (v) Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

For the purposes of this Section 16.2(b), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such Event of Default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Sections 16.2(b)(i) and 16.2(b)(ii) shall be computed by allowing interest on such amounts at the Interest Rate; and the "worth at the time of award" of the amount referred to in Section 16.2(b)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law.

     SECTION 16.3 RECOVERING RENT AS IT COMES DUE. Upon any Event of Default, in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4. Accordingly, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 16. Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord elects to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder. Nothing in this Article 16 shall be deemed to affect Landlord's right to indemnification, under the indemnification clauses contained in this Lease, for Losses arising from events occurring prior to the termination of this Lease. Landlord covenants and agrees to use its commercially reasonable efforts to mitigate its damages upon the occurrence of an Event of Default, provided that in no event shall the foregoing be deemed to require Landlord to elect any available remedy.

     SECTION 16.4 RELETTING ON TENANT'S BEHALF. To the extent enforceable under California law, Landlord shall have its remedy as provided in this Section 16.4. If Tenant abandons the

Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 16.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any Restorative Work to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, solely for purposes of reletting the Premises pursuant to the immediately preceding sentence. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

                 (a) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable Restorative Work.

                 (b) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.

                 (c) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

     Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within (5) days of delivery of written notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

     SECTION 16.5 GENERAL. (a) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

                 (b) If, after Tenant's abandonment of the Premises, Tenant leaves behind any of Tenant's Property, then Landlord shall store such Tenant's Property at a warehouse or any other commercially reasonable location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant's Property within the period permitted by law, Landlord may sell such Tenant's Property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said Property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.

                 (c) To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

     SECTION 16.6 INTEREST. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. In addition to interest, if any amount is not paid when due, within 5 days after same is due, a late charge equal to

5% of such amount shall be assessed, which late charge Tenant agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment; provided, however, that on 2 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 days thereafter in which to make such payment before any late charge is assessed. The parties agree that it would be impracticable and difficult to fix Landlord's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord's rights or remedies under any other provision of this Lease.

     SECTION 16.7 OTHER RIGHTS OF LANDLORD. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears.

                                   ARTICLE 17

                   LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES

     If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant's expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 days from the date Landlord gives notice of Landlord's intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 30 days of demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

                                   ARTICLE 18

               NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL

     SECTION 18.1 NO REPRESENTATIONS. Except as expressly set forth herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

     SECTION 18.2 NO MONEY DAMAGES. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss or profits or business opportunity, arising under or in connection with this Lease, even if due to the gross negligence or willful misconduct of Landlord or its agents or employees.

     SECTION 18.3 REASONABLE EFFORTS. For purposes of this Lease, "reasonable efforts" by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

                                   ARTICLE 19

                                   END OF TERM

     SECTION 19.1 EXPIRATION. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Tenant's Alterations (exclusive of the Improvements described on Exhibit C) as may be required pursuant to
Article 5.

     SECTION 19.2 HOLDOVER RENT. Landlord and Tenant recognize that Landlord's damages resulting from Tenant's failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to 150% of the Rent payable under this Lease for the last full calendar month of the Term, (b) be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any third-party tenant not affiliated with Landlord which is obtained by Landlord for all or any part of the Premises (a "NEW TENANT") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) if any such nonconsensual holding over continues for more than 30 days, indemnify Landlord against all claims for actual damages (but in no event any consequential damages) by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 19.2.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

     Provided this Lease is in full force and effect and no Event of Default then exists, Tenant (and any person lawfully claiming through and under Tenant) may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

                                   ARTICLE 21

                             NO SURRENDER; NO WAIVER

     SECTION 21.1 NO SURRENDER OR RELEASE. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

     SECTION 21.2 NO WAIVER. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

                                   ARTICLE 22

                      WAIVER OF TRIAL BY JURY, COUNTERCLAIM

SECTION 22.1 JURY TRIAL WAIVER. THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

     LANDLORD'S INITIALS: _____               TENANT'S INITIALS: _____

     SECTION 22.2 WAIVER OF COUNTERCLAIM. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 23

                                     NOTICES

     Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessee who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article
23. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or 3 Business Days after it shall have been mailed as provided in this Article 23, whichever is earlier.

                                   ARTICLE 24

                              RULES AND REGULATIONS

     All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules or Regulations against Tenant in a non-discriminatory fashion.

                                   ARTICLE 25

                                     BROKER

     Landlord has retained Landlord's Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Landlord agrees to pay a commission to Cushman Realty Corporation pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Landlord's Agent and Tenant's Broker and that no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Tenant's Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

                                   ARTICLE 26

                                    INDEMNITY

     SECTION 26.1 TENANT'S INDEMNITY. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement (the responsibility for which Requirement is Tenant's under this Lease), and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of all Tenant Parties, (ii) against the Indemnitees, to the extent arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, except to the extent caused by the gross negligence or willful misconduct of the Indemnitees, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

     SECTION 26.2 LANDLORD'S INDEMNITY. Landlord shall indemnify, defend and hold harmless Tenant from and against all Losses incurred by Tenant arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the Common Areas and, with respect to claims for personal injury, the Premises, to the extent attributable to the gross negligence or willful misconduct of Landlord or its employees or agents.

     SECTION 26.3 DEFENSE AND SETTLEMENT. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant's insurer shall be deemed approved for purposes of this Section 26.3). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant's liability insurance carried under Section 11.1 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a conflict, then Landlord may retain separate counsel at Tenant's expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

                                   ARTICLE 27

                                  MISCELLANEOUS

     SECTION 27.1 DELIVERY. This Lease shall not be binding upon Landlord or Tenant unless and until both Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

SECTION 27.2 TRANSFER OF REAL PROPERTY. Landlord's obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a "TRANSFER") by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer, and the transferee of Landlord's interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer.

     SECTION 27.3 LIMITATION ON LIABILITY. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the "PARTIES") in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under this Lease.

     SECTION 27.4 RENT. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

     SECTION 27.5 ENTIRE DOCUMENT. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

     SECTION 27.6 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of California.

     SECTION 27.7 UNENFORCEABILITY. If any provision of this Lease, or its appLication to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

     SECTION 27.8 LEASE DISPUTES. (a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Northern District of California and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

                 (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

     SECTION 27.9 LANDLORD'S AGENT. Unless Landlord delivers written notice to Tenant to the contrary, Landlord's Agent is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from Landlord's Agent. Tenant acknowledges that Landlord's Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord's Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

     SECTION 27.10 ESTOPPEL. (A) Within 7 Business Days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of

Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 27.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

                 (b) Landlord shall, within 7 Business Days after Tenant's request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall request, setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Tenant have, to Landlord's knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (e) that, to Landlord's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (f) that the amount of advance rent, if any (or none if such is the case), has been paid by Tenant; (g) the date to which Fixed Rent has been paid; (h) the amount of the Security Deposit (if any); and (i) such other information as Tenant may reasonably request.

     SECTION 27.11 CERTAIN INTERPRETATIONAL RULES. For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

     SECTION 27.12 PARTIES BOUND. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

     SECTION 27.13 MEMORANDUM OF LEASE. This Lease shall not be recorded; however, at Landlord's request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the Memorandum.

     SECTION 27.14 COUNTERPARTS. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 27.15 SURVIVAL. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Within 90 days following the Expiration Date or earlier termination of this Lease and the vacation of the Premises by Tenant, Landlord shall advise Tenant of the existence of any claims by Landlord that Tenant's surrender of the Premises was not in accordance with
Section 19.1. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease, provided that Tenant's obligation for any Rent shall end on the 3rd anniversary of the Expiration Date or earlier termination of this Lease (unless such claims are then the subject of any lawsuit or other proceeding filed by Landlord prior to the expiration of such 3-year period). If Landlord reasonably determines that a claim against Tenant exists, Landlord shall promptly advise Tenant of the same.

     SECTION 27.16 CODE WAIVERS. Tenant hereby waives any and all rights under and benefits of Subsection 1 of Section 1931, 1932, Subdivision 2, 1933, Subdivision 4, 1941 and 1942 of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate a lease in the event of a partial taking), and Section 1174(c) of the California Code of Civil Procedure and Section 1951.7 of the California Civil Code (providing for Tenant's right to satisfy a judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises), and any similar law, statute or ordinance now or hereinafter in effect.

     SECTION 27.17 ROOFTOP COMMUNICATIONS EQUIPMENT. During the Term of this Lease, Tenant shall have the right, upon payment of a fee in the amount of $500.00 per month (the "Roof Fee") to install and operate one microwave transmitter-receivers, satellite dish or antenna (the "SATELLITE DISH") of a weight, height and width reasonably acceptable to Landlord and as reasonably necessary for Tenant's use of the Premises and conduct of its business therein. The Roof Fee shall be payable to Landlord concurrently with Tenant's payment of Fixed Rent commencing as of the month Tenant first installs such Satellite Dish. Tenant's rights pursuant to this Section 27.17 may not be assigned independent of this Lease or sublet other than to a subtenant in occupancy of, and conducting business operations within, at least one floor of the Premises and are subject to the following:

                 (a) The precise location of the Satellite Dish shall be as approved by Landlord in its reasonable discretion within ten (10) days following receipt of Tenant's request to install such Satellite Dish on the roof of the Building.

                 (b) Tenant shall pay any federal, state and local taxes applicable to the installation and use of the Satellite Dish and Tenant shall procure, maintain and pay for and obtain all fees, permits and governmental agency licenses necessary in connection with the installation, maintenance and operation of such Satellite Dish; provided, however, that Landlord shall reasonably cooperate with the efforts of Tenant in connection with any governmental application or filing required thereby.

                 (c) Tenant shall be permitted, at its expense, but without separate charge other than any charges permitted to be imposed by Landlord under
Article 5 hereof, to install, modify, alter, repair, maintain, operate and replace in one existing chaseway of the Building in an area in the core of the Building one non-dedicated one-inch conduit for its cabling use (and the use of the cables contained therein connecting to the Building's roof for operation of Tenant's Satellite Dish). All installations required in connection with the Satellite Dish shall be made by means of conduits, wires or cables that will pass through existing openings in the walls or roof decks of the Building, and all cables and wires located on the roof of the Building used in connection with the Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant's installations be made through the roof surface or membrane of the Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, exercised in good faith. The installation of the Satellite Dish shall be subject to Landlord's review and approval and shall conform to the engineering standards commonly used for installing similar microwave and satellite dishes on comparable buildings.

                 (d) Tenant, at its sole cost and expense, shall comply with all present and future laws and with any reasonable requirements of any applicable fire rating bureau relating to the maintenance, use, installation and operation of the Satellite Dish. Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in conformity with all laws and all regulations of all government agencies having jurisdiction over the installation, use and operation of such Satellite Dish, including, without limitation, the Federal Aviation Administration and the Federal Communications Commission; provided, however, that if compliance with such laws or regulations would require a change in the size, configuration or location of the Satellite Dish, such changes shall be subject to Landlord's prior written consent in accordance with subsection (a) above.

                 (e) Within 5 Business Days after the expiration or earlier termination of the Term of this Lease, Tenant shall remove the Satellite Dish and all wires and cables used in connection with such Satellite Dish, and shall restore and repair all damage to the Building occasioned by the installation, maintenance or removal of such Satellite Dish. If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work shall be paid by Tenant to Landlord within 10 Days of demand.

                 (f) Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the Building for the installation, maintenance and operation of the Satellite Dish, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Satellite Dish and the presence of any interference with such signals, whether emanating from the Building or otherwise.

                 (g) Tenant must contact the manager of the Building prior to the date Tenant proposes to install the Satellite Dish on the roof of the Building in order to make arrangements for the movement of any materials needed in connection with the installation of such Satellite Dish.

                 (h) Tenant shall provide adequate maintenance personnel in order to ensure the safe operation of the Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in a fashion and manner so as not to interfere with the use and operation of any: (i) other television or radio equipment in the Building;
(ii) present or future electronic control system for any of the Building Systems or the operation of the elevators in the Building; (iii) other transmitting, receiving or master television, telecommunications or microwave antenna equipment currently located on the roof of the Building; or (iv) any radio communication system now used by Landlord. In addition, Tenant shall use its commercially reasonable efforts to ensure that Tenant will not interfere with any equipment installed by Landlord in the future. Landlord shall use its commercially reasonable efforts to ensure that Tenant's equipment will not be unreasonably interfered with.

     SECTION 27.18 INABILITY TO PERFORM. This Lease (and the obligation of the parties hereunder (including the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder) shall not be affected, impaired or excused by any Unavoidable Delays, except as otherwise expressly set forth herein. Each party shall use reasonable efforts to promptly notify the other of any Unavoidable Delay which prevents such party from fulfilling any of its obligations under this Lease. Notwithstanding the foregoing, no Unavoidable Delay shall excuse the timely performance of any obligation under this Lease which is to be performed or discharged by the payment of money.

                                   ARTICLE 28

                                SECURITY DEPOSIT

     SECTION 28.1 SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.

     SECTION 28.2 LETTER OF CREDIT. In lieu of a cash Security Deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the "LETTER OF CREDIT") issued by and drawable upon any commercial bank which is a member of the New York Clearing House Association or other bank satisfactory to Landlord, trust company, national banking association or savings and loan association (the "ISSUING BANK"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000.00. Landlord hereby approves Bank Boston or Fleet Bank as the issuer of the Letters of Credit and the form of Letter of Credit attached hereto as


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

Exhibit G. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the 30th day following the Expiration
Date) unless the Issuing Bank sends a notice (the "NON-RENEWAL NOTICE") to Landlord by certified mail, return receipt requested, not less than 30 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 28, until Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 28.2. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank (in person, by courier or otherwise provided in the attached approved form of Letter of Credit) at an office location in San Francisco, California, Boston, Massachusetts or the location of BankBoston's or Fleet Bank's letter of credit department. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

     SECTION 28.3 APPLICATION OF SECURITY. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash Security Deposit necessary for the curing of the Event of Default or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may reasonably expend or may be required to expend by reason of Tenant's default, and/or (i) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, within 10 Days of demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within 30 days after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

     SECTION 28.4 TRANSFER. Upon a sale or other transfer of the Real Property or the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. With respect to the Letter of Credit, within 10 days after notice of such transfer or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Upon such Transfer Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

     SECTION 28.5 REDUCTION. If no Event of Default then exists, then, provided that Tenant complies with the provisions of this Section 28.5, then (i) on the second (2nd) anniversary of the Rent Commencement Date (Block One), the Security Deposit shall be reduced to $1,256,256.00, (ii) provided the Security Deposit shall have previously been reduced pursuant to the preceding clause (i)


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

on the third (3rd) anniversary of the Rent Commencement Date (Block One) the Security Deposit shall be reduced to $837,504.00; and (iii) provided the Security Deposit shall have previously been reduced pursuant to the preceding clauses (i) and (ii), on the 4th anniversary of the Rent Commencement Date (Block One) the Security Deposit shall be reduced to $418,752.00. The Security Deposit shall be reduced as follows: (A) if the Security Deposit is in the form of cash, Landlord shall, within 10 Business Days following notice by Tenant to Landlord that Tenant is entitled to reduce the Security Deposit pursuant to this
Section 28.5, deliver to Tenant the amount by which the Security Deposit is reduced, or (B) if the Security Deposit is in the form of a Letter of Credit, Tenant shall deliver to Landlord an amendment to the Letter of Credit (which amendment must be reasonably accepted to Landlord in all respects), reducing the amount of the Letter of Credit by the amount of the permitted reduction, and Landlord shall execute the amendment and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof. If Tenant delivers to Landlord an amendment to the Letter of Credit in accordance with the terms hereof, Landlord shall, within 10 Business Days after delivery of such amendment, either (1) provide its reasonable objections to such amendment or (2) execute such amendment of the Letter of Credit in accordance with the terms hereof.

                                   ARTICLE 29

                                     PARKING

     Located in the lower level of 555 Market is the parking garage serving the Project (the "Garage"). Except as otherwise provided below, the Garage is open 24 hours a day, 7 days a week to tenants and their Building employees holding valid Building/Garage passes. Subject to such access control systems as Landlord may from time to time reasonably establish (which system may ultimately be based upon a card key system integrated with the Building's access control system), the Garage allows monthly parking with unlimited 24 hours access. During the Term of this Lease and subject to Unavoidable Delays and other causes beyond Landlord's reasonable control, including any limitations on the grant of monthly parking rights imposed by the City and County of San Francisco, Landlord shall make available or cause to be available to Tenant through-out the Term during the hours of operation set forth above, 3 parking privileges which shall be on a must-take must-pay basis; provided, however, that Tenant, upon not less than 30 days notice to Landlord, may reduce the number of parking privileges provided that once so reduced by Tenant, Tenant shall have no right to later increase such number of privileges. For each parking privilege made available to Tenant, Tenant shall pay monthly in advance to the operator of the parking garage, on or before the 25th day of the preceding calendar month, a parking charge in an amount which is currently equal to $375.00 per month per car and is subject to periodic change in accordance with Landlord's publicly announced monthly parking charge.

     Tenant shall at all times comply with (and the provisions hereof shall be expressly subject to) all applicable Requirements regarding the use of the Garage. Landlord reserves the right to adopt, modify and enforce reasonable rules (the "Garage Rules") governing the use of the Garage from time to time, including any key card, sticker or other identification or entrance system. Landlord may refuse to permit any person who violates any such Garage Rules to park in the Garage, and any violation of the Rules shall subject the car to removal, at such person's expense from the Garage. The use of all parking privileges shall be solely for use by Tenant's employees (or the employees of a permitted subtenant) working in the Building.

     The parking privileges hereunder may be provided on an unreserved valet parking basis. Tenant acknowledges that Landlord has arranged for the Garage to be operated by an independent contractor. Accordingly, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor except to the extent due to Landlord's negligence or willful misconduct. Except when caused by the gross negligence, willful misconduct or criminal acts of Landlord or Landlord's Agent or their respective employees, agents or


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

contractors, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage, nor for any personal injuries or death arising out of any matter relating to the Garage, and in all events, Tenant agrees to look first to its insurance carrier for payment of any losses sustained in connection with any use of the Garage and secondly to the operator of the Garage. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant shall not park in any such assigned or reserved spaces. If Landlord utilizes a card-key access system, Landlord's charge for any replacement cards shall be reasonable. Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, or if required by casualty, condemnation, or Unavoidable Delay. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis and shall use its reasonable efforts to complete such maintenance or repair as soon as reasonably possible.

     Tenant agrees to acquaint all persons to whom Tenant assigns parking privilege of any Garage Rules promulgated by Landlord with respect to the Garage and the parking privileges granted to Tenant herein.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                             TENANT:

TST 555/575 market, l.l.c.,                    ENGAGE TECHNOLOGIES,INC.,
a Delaware limited liability company           a Delaware corporation


By:      /s/ Andrew Nathan                     By:      /s/ Stephen Royal

Its:     Vice President                        Its:     CFO


                                               By:      /s/ Michael Baker

                                               Its:     V.P. and General Counsel




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

                                   EXHIBIT A

                                   FLOOR PLAN


The floor plan which follows is intended solely to identify the location of the Premises, and should not be used for any other purpose. All areas and dimensions are approximate, and any physical conditions indicated may not exist as shown.